Exhibit 99.2

Hondo Minerals Inc.
Unaudited Combined Pro Forma Balance Sheet
October 31, 2010

	Hondo	Tycore	Pro Forma		Pro Forma
	Minerals	Ventures	Adjustments		Combined
Assets
Current Assets:
Cash and cash equivalents	$ 27,347	$ 601	$ (601)	(a)	$ 27,347
Receivable - ANTS	23,004	-	-		23,004
Current Assets	50,351	601	(601)		50,351

Equipment, Buildings, and Properties:
Equipment	65,409	-	-		65,409
Buildings	18,958	-	-		18,958
Land and Mining Properties	2,100,066	7,000	(7,000)	(a)	2,100,066
Net Equipment, Buildings, and Properties	2,184,433	7,000	(7,000)		2,184,433

Investments	100	-	-		100

Total Assets	$ 2,234,884	$ 7,601	$ (7,601)		$ 2,234,884

Liabilities and Stockholders' Equity
Liabilities:
Accounts Payable	$ 10,304	$ -	$ -		$ 10,304
Accounts Payable - Related Party	52,454	16,250	(16,250)	(a)	52,454
Total liabilities	62,758	16,250	(16,250)		62,758

Shareholders' Equity:
Common Stock, $.001 par value, 100,000,000 shares authorized
28,963,000 issued and outstanding at Oct 31, 2010	19,326	-	(19,326)	(b)	-
Common Stock, $.001 par value, 75,000,000 shares authorized
6,860,000 issued and outstanding in historical column, and
28,518,140 issued and outstanding in pro forma column		6,860	22,103	( c)	28,963
Treasury Stock	(12,921)		12,921	(b)	-
Additional Paid in Capital	3,870,419	74,640	(81,500)	(a)
			19,326	(b)
			(12,921)	(b)
			(22,103)	( c)	3,847,861
Retained Deficit	(1,704,698)	(90,149)	90,149	(a)	(1,704,698)
Total shareholders' equity	2,172,126	(8,649)	8,649		2,172,126

Total liabilities and shareholders' equity	$ 2,234,884	$ 7,601	$ (7,601)		$ 2,234,884

Hondo Minerals Inc.
Unaudited Combined Pro Forma Income Statement
For the Three Months Ended October 31, 2010

	Hondo	Tycore	Pro Forma		Pro Forma
	Minerals	Ventures	Adjustments		Combined
Revenue:
Mineral Sales	$ -	$ -	$ -		$ -

Operating Expenses:
Director Fees	62,800	3,000	-		65,800
Business Development	5,000	-	-		5,000
Travel	33,800	-	-		33,800
Consulting Fees	47,023	-	-		47,023
Filing Fees	345	-	-		345
Corporate General and Administrative	12,955	3,178	-		16,133

Loss from operations	(161,923)	(6,178)	-		(168,101)

Interest expense and Loan Origination Fees	(16,500)	-	-		(16,500)
Other Income	-	-	-		-

New Income (loss)	$ (178,423)	$ (6,178)	$ -		$ (184,601)

Loss per common share		$(0.00)			($0.01)

Weighted average common shares outstanding		6,860,000	22,103,000	( c)	28,963,000

Hondo minerals Inc.
Pro Forma Combining Statements of Operations
For the Year Ended July31, 2010

	Hondo	Tycore	Pro Forma	Pro Forma
	Minerals	Ventures	Adjustments	Combined
Revenue:
Mineral Sales	$ -	$ -	$ -	$ -

Operating Expenses:
Director Fees	14,000	12,000	-	26,000
Travel	18,844	-	-	18,844
Consulting Fees	32,927	-	-	32,927
Filing Fees	6,308	-	-	6,308
Impairment of Mining Properties	920,000	-	-	920,000
Corporate General and Administrative	16,823	47,769	-	64,592

Loss from operations	(1,008,902)	(59,769)	-	(1,068,671)

Interest expense and Loan Origination Fees	(6,878)	-	-	(6,878)
Other Income	-	-	-	-

New Income (loss)	$ (1,015,780)	$ (59,769)	$ -	(1,075,549)

Loss per common share		($0.01)		($0.04)

Weighted average number of common shares outstanding		6,860,000	22,103,000	28,963,000

Hondo Minerals, Inc.
Notes to Unaudited Combined Pro Forma Statement of Operations

NOTE 1--Basis of Presentation
The unaudited proforma combined balance sheet as of October 31, 1010 was based on the unaudited balance sheet of Tycore Ventures, Inc. ("the Company") and the unaudited balance sheet of Hondo Minerals, Inc. as of October 31, 2010 combined with pro forma adjustments to give effect to the merger as if it occurred on October 31, 2010.

The unaudited combined statement of operations of the Company for the 3 month period ended October 31, 2010 were derived from the statement of operations as reported with the 10-Q filed on December 9, 2010.

These pro forma financial statements are provided for illustrative purposes and do not purport to represent  what the Company's financial position would have been if such transactions had occurred on the above mentioned date.  These statements were prepared based on accounting principles generally accepted in the United States.  The use of estimates is required and actual results could differ from the estimates used.  The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the acquisition.

The following pro forma adjustments are incorporated into the unaudited combined pro forma balance sheet as of October 31, 2010 and the unaudited combined pro forma statement of operations for the three months ended October 31, 2010.

(a) To eliminate assets, liabilities, and retained deficit of the Company.
(b) To eliminate the capital structure of Hondo Minerals, Inc.
( c) To record Company common shares issued at merger.

Unaudited Combined Pro Forma Financial Information

On Febuary 8, 2011, Hondo Minerals, Inc. ("Hondo"), a Nevada corporation merged with Tycore Ventures, Inc. ( the "Company" or "Tycore") also a Nevada corporation, pursuant to a Share Exchange Agreement (the "Agreement") and filed with the Secretary of State of Nevada.  Under the terms of the Agreement, each share of Hondo Minerals, Inc was converted into an equal number of shares of Tycore.

The Company is a publicly registered corporation wiith no significant operations prior to the merger.  For accounting purposes, Hondo shall be the surviving entity.  Accordingly, Tycore's historical financial statements are those of Hondo immediately following the consummation of the reverse merger.

The combined proforma statements of operations for Tycore and Hondo for the year ended July 31, 2010 and the unaudited three month period ended October 31, 2010 gives effect to the acquisition as if the transaction had taken place on August 1, 2009 and 2010.   The unaudited combined pro forma balance sheet gives effect to the acquisition as if the transaction had taken place on October 31, 2010 and combines Tycore and Hondo's unaudited balance sheet as of October 31, 2010.

These pro forma financial statements are provided for illustrative purposes and do not purport to represent  what the Company's financial position would have been if such transactions had occurred on the above mentioned date.  These statements were prepared based on accounting principles generally accepted in the United States.  The use of estimates is required and actual results could differ from the estimates used.  The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the acquisition.